EXHIBIT 23.2
                                                             MORGAN & COMPANY
                                                          CHARTERED ACCOUNTANTS

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Tasker Capital Corporation on Amendment No. 1 to Form S-2, pertaining to the registration of 34,100,000 shares of common stock of our Auditors' Report, dated March 24, 2004, with respect to the financial statements of Tasker Capital Corporation included in the annual report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

Vancouver, Canada                                          "Morgan & Company"
June 14, 2004                                              Chartered Accountants